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                                                              Exhibit 99.1
                                                              ------------
In touch with healthcare value(SM)

                                             Angelica Corporation
                                             424 South Woods Mill Road
                                             Suite 300
Angelica [Logo]                              Chesterfield, Missouri 63017
                                             Tel: 314.854.3800



                                                                May 20, 2003

Dear Fellow Shareholder:

We are pleased that we had an increase in income from continuing operations in our first quarter, although the primary factor for the increase was lower interest expense as opposed to increased operating earnings. Textile Services, our largest segment, had a revenue increase of 4.4 percent and met its earnings plan for the quarter, although earnings were below last year's comparable quarter. Life Uniform had a sales decline of 12.9 percent and was significantly below its earnings plan and last year as well.

Combined sales and revenues in the first quarter were $93,039,000 compared with $93,257,000 in the same quarter last year, a decrease of 0.2 percent, as the increased revenues at Textile Services were more than offset by lower sales at Life Uniform. Income from continuing operations increased 2.0 percent to $2,340,000 from $2,293,000 in the first quarter last year. Per share income from continuing operations was unchanged from $.27 per share ($.26 diluted) last year due to more shares outstanding in the current period. Including a loss on discontinued operations resulting from the sale of the Manufacturing and Marketing segment last year, first quarter results last year were a net loss of $2,154,000 or $.25 per share.

First quarter results at Textile Services included a 4.4 percent gain in revenues to $71,383,000 compared with $68,381,000 in the same period last year, as the top line continues to reflect successes in adding new accounts. Operating earnings were lower than the first quarter last year at $5,462,000 versus $5,884,000, a decline of 7.2 percent. Earnings were affected by increased energy costs in our plants and higher fuel costs for our trucks. They were also affected by increased workers' compensation costs and health insurance costs. To help compensate for these higher costs, the management team at Textile Services has instituted a number of cost control efforts directed at these as well as other cost areas. We believe we will see positive results from these efforts as the year progresses.

Life Uniform's sales were down significantly in the first quarter to a level of $21,656,000 compared with $24,876,000 in the first quarter last year, a decrease of 12.9 percent, due to a combination of fewer stores in operation and a decline in same-store sales. Same-store sales for the quarter fell to a negative 7.8 percent, whereas they had been positive for each quarter last year. Catalogue/e-commerce sales increased slightly, however. The reason for the decline in same-store sales appears to be related to the uncertain economy, weak retail sales generally and a lack of confidence on the part of our nurse customers. Adding to these factors was a decline in post 9-11 sales of "patriotic" items compared to the prior year. Healthcare employment is still growing, and we believe our sales will improve as the general


www.angelica.com


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retail climate improves. As a result of the sales decline, operating earnings of Life Uniform in the first quarter were only $135,000 compared with $701,000 last year. Aggressive efforts by Life's management to reduce expenses and to control costs carefully have been instituted. As with Textile Services, these cost control actions will provide benefit in later quarters of the year.

At the corporate level, a large benefit was received from lower interest expense - large enough to overcome segment operating earnings declines. Last year, we refinanced the total debt of the Company following the sale of the Manufacturing and Marketing segment. That refinancing yielded much less debt at much lower rates. Total interest expense in the first quarter this year was only $151,000 compared with $1,543,000 in the comparable period last year. Cash flow remains strong, and we are continuing to reduce our total debt, which was down to $13,952,000 at the end of the first quarter. From a cash flow and balance sheet standpoint, your Company is in a very strong position.

We believe that now is an ideal time to reinvest in and expand Textile Services. We have a strong management team, high levels of customer satisfaction ratings and the financing ability to continue to add value in this business segment. Its industry segment will benefit by consolidation, and we plan to participate in that consolidation responsibly. We also intend to strengthen our position as the leading provider of healthcare apparel at Life Uniform through our retail stores while focusing more resources on growing our catalogue and e-commerce business.

As was previously announced, we are planning a new laundry processing plant in the southeastern U.S. to augment the cluster of plants that we have in that area of the country. Having now purchased the property for that plant, we can tell you it will be located in Columbia, South Carolina. We will transfer existing business to this new plant from our Rockmart, Georgia plant. Those customers will be more cost-effectively served from the new plant, and we will be able to add new revenue in our Rockmart plant. As a result, value will be added in both locations. Our new plant in Vallejo, California, which was added by means of an exchange with a competitor for our plant in Philadelphia, Pennsylvania, has exceeded expected results in the first 90 days of ownership. Construction of our new state-of-the-art Phoenix, Arizona plant is on schedule, and we should be processing linen in this plant for local area customers by August.

The economy was not a friend to us in the first quarter of this year - especially at Life Uniform. We are pleased that we have eliminated a number of value-destroying stores in this segment over the past couple of years. Had we not done that, our financial performance could have been much worse. At Textile Services, demand is still strong, and as the trend continues for acute care hospitals to outsource their linen processing requirements, growth at Textile Services should exceed GDP and industry growth rates. For the first time, the Veteran's Administration is currently running outsourcing trials in a number of areas of the country, and as the U.S. Government directs outsourcing of its laundry requirements, the increase in volume available to our industry is expected to be significant.

Our total fiscal year earnings per share will be positively affected by lower interest costs, but to achieve our planned earnings increase for the year, both operating business segments must achieve their operating budgets for the year. Based on its first quarter results, we



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expect that Textile Services will outperform the previous year, and that each quarter will get stronger as the year progresses. At Life Uniform, consumer confidence and healthcare disposable income must increase in order for us to, once again, achieve same-store sales increases and improve operating earnings. We believe that the economy will strengthen as the year unfolds.

It is too early in the year to reduce our earnings targets even though the first quarter performance suggests we will be at the low end of our expectations - meaning an increase in per share earnings from continuing operations for the whole year in the high single or low double-digit range. As always, we will attack our opportunities and challenges with urgency and vigor throughout our Company.

Respectfully submitted,

/s/ Don W. Hubble

Don W. Hubble
Chairman, President and Chief Executive Officer





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
CONSOLIDATED STATEMENTS OF INCOME
Angelica Corporation and Subsidiaries
Unaudited (Dollars in thousands, except per share amounts)



                                                                    First Quarter Ended
                                                          ---------------------------------------
                                                          April 26, 2003           April 27, 2002
                                                          --------------           --------------
CONTINUING OPERATIONS:
    Textile service revenues                              $       71,383           $       68,381
    Net retail sales                                              21,656                   24,876
                                                          --------------           --------------
Combined sales and revenues                                       93,039                   93,257
                                                          --------------           --------------
    Cost of textile services                                      57,795                   54,300
    Cost of goods sold                                             9,988                   12,086
                                                          --------------           --------------
Combined cost of textile services and goods sold                  67,783                   66,386
                                                          --------------           --------------
Gross profit                                                      25,256                   26,871
                                                          --------------           --------------
Selling, general and administrative expenses                      21,581                   21,541
Restructuring charge, net                                           (130)                       -
Other operating expense, net                                         188                      260
Interest expense                                                     151                    1,543
                                                          --------------           --------------
                                                                  21,790                   23,344
                                                          --------------           --------------
Income from continuing operations before taxes                     3,466                    3,527
Provision for income taxes                                         1,126                    1,234
                                                          --------------           --------------
Income from continuing operations                                  2,340                    2,293
                                                          --------------           --------------

DISCONTINUED OPERATIONS (NOTE 4):
    Loss on disposal of discontinued segment                           -                   (6,841)
    Income tax benefit of loss                                         -                    2,394
                                                          --------------           --------------
Loss from discontinued operations                                      -                   (4,447)
                                                          --------------           --------------
Net income (loss)                                         $        2,340           $       (2,154)
                                                          ==============           ==============

BASIC EARNINGS (LOSS) PER SHARE:
    Income from continuing operations                     $         0.27           $         0.27
    Loss from discontinued operations                                  -                    (0.52)
                                                          --------------           --------------
Net income (loss)                                         $         0.27           $        (0.25)
                                                          ==============           ==============

DILUTED EARNINGS (LOSS) PER SHARE:
    Income from continuing operations                     $         0.26           $         0.26
    Loss from discontinued operations                                  -                    (0.51)
                                                          --------------           --------------
Net income (loss)                                         $         0.26           $        (0.25)
                                                          ==============           ==============



The accompanying notes are an integral part of the consolidated financial statements.



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
CONSOLIDATED BALANCE SHEETS
Angelica Corporation and Subsidiaries
Unaudited (Dollars in thousands)

                                                                     April 26,            January 25,
                                                                       2003                  2003
                                                                    -----------           -----------
ASSETS
------
Current Assets:
    Cash and short-term investments                                 $     7,531           $    18,166
    Receivables, less reserves of $775 and $724                          35,042                35,316
    Inventories                                                          12,168                13,395
    Linens in service                                                    33,220                32,520
    Prepaid expenses and other current assets                             4,000                 5,223
    Deferred income taxes                                                 6,145                 6,110
    Net current assets of discontinued segment (Note 4)                     100                 2,162
                                                                    -----------           -----------
      Total Current Assets                                               98,206               112,892
                                                                    -----------           -----------

Property and Equipment                                                  182,762               178,237
Less -- reserve for depreciation                                        102,179                99,684
                                                                    -----------           -----------
      Total Property and Equipment                                       80,583                78,553
                                                                    -----------           -----------
Other:
    Goodwill                                                              4,256                 4,256
    Other acquired assets                                                 2,012                 2,146
    Cash surrender value of life insurance                               27,990                27,576
    Deferred income taxes                                                 1,322                 1,405
    Miscellaneous                                                         1,415                 1,456
                                                                    -----------           -----------
      Total Other Assets                                                 36,995                36,839
                                                                    -----------           -----------
Total Assets                                                        $   215,784           $   228,284
                                                                    ===========           ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current Liabilities:
    Current maturities of long-term debt                            $       237           $       237
    Accounts payable                                                     16,668                19,905
    Accrued wages and other compensation                                  5,702                 9,300
    Other accrued liabilities                                            21,263                22,153
                                                                    -----------           -----------
      Total Current Liabilities                                          43,870                51,595
                                                                    -----------           -----------

Long-Term Debt, less current maturities                                  13,715                20,574
Other Long-Term Obligations                                              16,576                16,455

Shareholders' Equity:
    Common Stock, $1 par value, authorized 20,000,000
      shares, issued: 9,471,538                                           9,472                 9,472
    Capital surplus                                                       4,481                 4,481
    Retained earnings                                                   138,761               137,548
    Accumulated other comprehensive (loss) income                          (554)                 (511)
    Unamortized restricted stock                                           (546)                    -
    Common Stock in treasury, at cost: 671,451 and 741,755               (9,991)              (11,330)
                                                                    -----------           -----------
      Total Shareholders' Equity                                        141,623               139,660
                                                                    -----------           -----------
Total Liabilities and Shareholders' Equity                          $   215,784           $   228,284
                                                                    ===========           ===========



The accompanying notes are an integral part of the consolidated financial statements.



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
CONSOLIDATED STATEMENTS OF CASH FLOWS
Angelica Corporation and Subsidiaries
Unaudited (Dollars in thousands)


                                                                                      First Quarter Ended
                                                                            ---------------------------------------
                                                                            April 26, 2003           April 27, 2002
                                                                            --------------           --------------
Cash Flows from Operating Activities:
    Income from continuing operations                                       $        2,340           $        2,293
    Non-cash items included in income from continuing operations:
      Depreciation                                                                   2,980                    2,703
      Amortization                                                                     183                      240
      Restructuring charge, net                                                       (130)                       -
      Cash surrender value of life insurance                                          (414)                    (426)
    Change in working capital components of continuing
      operations, net of businesses acquired/disposed of                            (4,070)                   1,979
    Utilization of restructuring reserves                                              (91)                  (1,135)
    Other, net                                                                         129                       35
                                                                            --------------           --------------
Net cash provided by operating activities of continuing operations                     927                    5,689
                                                                            --------------           --------------


Cash Flows from Investing Activities:
    Expenditures for property and equipment, net                                    (5,010)                  (2,647)
    Cost of businesses acquired                                                        (48)                       -
                                                                            --------------           --------------
Net cash used in investing activities of continuing operations                      (5,058)                  (2,647)
                                                                            --------------           --------------


Cash Flows from Financing Activities:
    Long-term debt repayments on refinancing and revolving debt                    (24,859)                 (12,054)
    Borrowings of long-term revolving debt                                          18,000                        -
    Dividends paid                                                                    (880)                    (689)
    Treasury stock reissued                                                            546                      205
                                                                            --------------           --------------
Net cash used in financing activities of continuing operations                      (7,193)                 (12,538)
                                                                            --------------           --------------

Net cash provided by discontinued operations                                           689                   28,487
                                                                            --------------           --------------


Net (decrease) increase in cash and short-term investments                         (10,635)                  18,991
Balance at beginning of year                                                        18,166                   18,742
                                                                            --------------           --------------
Balance at end of period                                                    $        7,531           $       37,733
                                                                            ==============           ==============


Supplemental cash flow information:
    Income taxes paid                                                       $           70           $          420
    Interest paid                                                           $          168           $          810



The accompanying notes are an integral part of the consolidated financial statements.


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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Angelica Corporation and Subsidiaries
Unaudited



Note 1.  Basis of Presentation
------------------------------

The accompanying condensed consolidated financial statements are unaudited, and these consolidated statements should be read in conjunction with the Company's audited consolidated financial statements and notes thereto contained in the Company's Annual Report to Shareholders for the fiscal year ended January 25, 2003. It is Management's opinion that all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results during the interim periods have been included. All significant intercompany accounts and transactions have been eliminated. The results of operations and cash flows for the first quarter ended April 26, 2003 are not necessarily indicative of the results that will be achieved for the full year.

Certain amounts in the prior periods have been reclassified to conform to current period presentation.

Note 2.  Comprehensive Income (Loss)
------------------------------------

Comprehensive income (loss), consisting of net income (loss) and changes in the fair value of derivatives used for interest rate risk management net of taxes, totaled $2,297,000 and $(2,154,000) for the quarters ended April 26, 2003 and April 27, 2002, respectively.

Note 3.  Income Taxes
---------------------

Taxes on income from continuing operations have been provided for at an effective tax rate of 32.5 percent in fiscal 2004 and 35.0 percent in fiscal 2003 based upon the Company's estimated effective tax rate for the year.

Note 4.  Discontinued Operations
--------------------------------

In January 2002, the Company announced plans to dispose of its Manufacturing and Marketing business. Consequently, the Manufacturing and Marketing segment was accounted for as a discontinued operation as of January 26, 2002, and a loss on disposal was recorded to write down the net assets of the segment to their estimated net realizable value, including estimates of the costs of disposal and transition. The differences between these estimates as of April 27, 2002 and January 26, 2002 resulted in the recording of an additional loss on disposal of $4,447,000 net of tax in the first quarter of fiscal 2003. During the first quarter of fiscal 2004, substantially all of the remaining net current assets of the discontinued segment, primarily accounts receivable and inventory, were disposed of.

Note 5.  New Accounting Pronouncements
--------------------------------------

In the first quarter ended April 26, 2003, the Company adopted SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." Among other things, this statement rescinds the extraordinary treatment applied to gains and losses from extinguishment of debt pursuant to SFAS No. 4. During the second quarter of fiscal 2003, the Company incurred a pretax loss on early extinguishment of debt of $6,783,000 that was treated as an extraordinary item under SFAS No. 4. In accordance with SFAS No. 145, the loss will not be treated as an extraordinary item, and accordingly, results for the second quarter of fiscal 2003 will be restated to reflect this change in accounting treatment.


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
BUSINESS SEGMENT INFORMATION
Angelica Corporation and Subsidiaries
Unaudited (Dollars in thousands)

                                                                    First Quarter Ended
                                                          ----------------------------------------
                                                          April 26, 2003            April 27, 2002
                                                          --------------            --------------
Combined sales and revenues:
    Textile Services                                      $       71,383            $       68,381
    Life Uniform                                                  21,656                    24,876
                                                          --------------            --------------
                                                          $       93,039            $       93,257
                                                          ==============            ==============

Income from continuing operations before taxes:
    Textile Services                                      $        5,462            $        5,884
    Life Uniform                                                     135                       701
    Interest, corporate expenses and other, net                   (2,131)                   (3,058)
                                                          --------------            --------------
                                                          $        3,466            $        3,527
                                                          ==============            ==============

Depreciation and amortization:
    Textile Services                                      $        2,437            $        2,299
    Life Uniform                                                     658                       562
    Corporate                                                         68                        82
                                                          --------------            --------------
                                                          $        3,163            $        2,943
                                                          ==============            ==============

SUMMARY FINANCIAL POSITION DATA
Angelica Corporation and Subsidiaries
Unaudited (Dollars in thousands, except ratios, shares and per share amounts)

                                                             April 26,                January 25,
                                                                2003                      2003
                                                          --------------            --------------
Working capital                                           $       54,336            $       61,297
Current ratio                                                   2.2 to 1                  2.2 to 1
Long-term debt, including current maturities              $       13,952            $       20,811
Shareholders' equity                                      $      141,623            $      139,660
Percent total debt to debt and equity                                9.0%                     13.0%
Book value per common share                               $        16.09            $        16.00
Common shares outstanding                                      8,800,087                 8,729,783

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Forward-Looking Statements:

Any forward-looking statements made in this document reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. These potential risks and uncertainties include, but are not limited to, competitive and general economic conditions, the ability to retain current customers and to add new customers in competitive market environments, competitive pricing in the marketplace, delays in the shipment of orders, availability of labor at appropriate rates, availability and cost of energy and water supplies, the cost of workers' compensation and healthcare benefits, the ability to attract and retain key personnel, actual charges to the restructuring reserve significantly different from estimated charges, unusual or unexpected cash needs for operations or capital transactions, the ability to obtain financing in required amounts and at appropriate rates, and other factors which may be identified in the Company's filings with the Securities and Exchange Commission.
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